As filed with the Securities and Exchange Commission on May 3,2000
                        Registration No. 333-_________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            CNF TRANSPORTATION INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                    94-1444798
       (State of Incorporation)    (I.R.S. Employer I.D. No.)

                             3240 Hillview Avenue
                          Palo Alto, California 94304
          (Address of Principal Executive Office Including Zip Code)

                            CNF TRANSPORTATION INC.
                       1997 EQUITY AND INCENTIVE PLAN

                           (Full title of the plan)

                           Eberhard G. H. Schmoller
                   Senior Vice President and General Counsel
                            CNF Transportation Inc.
                             3240 Hillview Avenue
                          Palo Alto, California 94304
                                (650) 494-2900
           (Name, address and telephone number of agent for service)
____________________________________________________________________

                        CALCULATION OF REGISTRATION FEE
____________________________________________________________________

Title of
Securities                  Proposed Maximum Proposed Maximum   Amount of
to Be         Amount to be  Offering Price   Aggregate Offering Registration
Registered    Registered    Per Share        Price              Fee
-----------   ------------  ---------------- ------------------ ------------

Common Stock, 4,000,000(1)  $28.50(2)        $114,000,000       $30,096(3)
$0.625 par
 value
__________________________________________________________________________

(1) Plus such indeterminate number of additional shares as may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans subject to the Registration Statement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c)under the Securities Act of 1933, based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on
May 1, 2000.

(3) In accordance with Rule 457(h), the filing fee is based on the maximum number of the Registrant's securities issuable under the Plan that are covered by this Registration Statement.


                            PART II

                  INFORMATION REQUIRED IN THE
                    REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference.

       The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement.

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Annual Report on Form 11-K for the year ended December 31, 1998, of the Registrant's Thrift and Stock Plan filed with the SEC pursuant to Section 15 of the Exchange Act.

       (b) The description of the Registrant's Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-56667) under the Securities Act of 1933, as amended (the "Securities Act"), and any amendment or report filed for the purpose of updating such description.

       (c) All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to December 31, 1999, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 6.    Indemnification of Directors and Officers.

       As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

       The Registrant's Bylaws provide that each person whom was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

       The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.

       Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

       The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.

Item 8.    Exhibits.

Exhibit No.    Description


   4.1 Article Fourth of the Certificate of Incorporation of the Registrant, as amended, incorporated by reference from Exhibit No. 4(b) to the Registrant's registration statement on Form S-3 dated May 9, 1997, File No. 333-26595.

   5.1   Opinion of Counsel

         Pursuant to Item 8 of Form S-8, in lieu of furnishing an opinion of counsel concerning compliance with the requirements of ERISA or an IRS determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code, the Registrant undertakes that the Registrant will submit or has submitted the applicable Plans and any amendment thereto to the Internal Revenue Service (the "IRS")in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plans.

  23.1   Consent of  Counsel (included in Exhibit 5.1)

  23.2   Consent of Independent Public Accountants

  24.1 Powers of Attorney (set forth on the signature pages of this Registration Statement)


Item 9.  Undertakings.

         The Registrant hereby undertakes as follows:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  SIGNATURES

       THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on May 1, 2000.

CNF TRANSPORTATION INC.


By: /s/ Eberhard G.H. Schmoller
    Eberhard G. H. Schmoller
    Senior Vice President and General Counsel

       Power of Attorney and Additional Signatures

       Each person whose signature appears below constitutes and appoints Eberhard G. H. Schmoller and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name,place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

       Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Capacity                           Date



/s/ Donald E. Moffitt   Chairman of the                    May 1, 2000
Donald E. Moffitt        Board (Director)



/s/ Gregory L. Quesnel  President and                      May 1, 2000
Gregory L. Quesnel        Chief Executive Officer
                          (Principal Executive Officer
                          and Director)


/s/ Chutta Ratnathicam  Senior Vice President and          May 1, 2000
Chutta Ratnathicam         Chief Financial Officer
                          (Principal Financial and Principal
                           Accounting Officer)


/s/ Robert Alpert       Director                           May 1, 2000
Robert Alpert


/s/ Richard A. Clarke   Director                           May 1, 2000
Richard A. Clarke


/s/ Margaret G. Gill    Director                           May 1, 2000
Margaret G. Gill


_____________________   Director                           May 1, 2000
Robert Jaunich II


/s/ W. Keith Kennedy, Jr. Director                         May 1, 2000
W. Keith Kennedy, Jr.


_____________________   Director                           May 1, 2000
Richard B. Madden


/s/ Michael J. Murray   Director                           May 1, 2000
Michael J. Murray


/s/ Robert D. Rogers    Director                           May 1, 2000
Robert D. Rogers


/s/ William J. Schroeder Director                          May 1, 2000
William J. Schroeder


/s/ Robert P. Wayman    Director                           May 1, 2000
Robert P. Wayman



                       INDEX TO EXHIBITS


Exhibit No.             Exhibit


 4.1                    Article Fourth of the Certificate of
                        Incorporation of the Registrant, as
                        amended, incorporated by reference
                        from Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1994.

 5.1                    Opinion of  Counsel

23.1                    Consent of  Counsel (included in Exhibit 5.1)

23.2                    Consent of Independent Public Accountants

24.1 Powers of Attorney (set forth on the signature pages of this Registration Statement)